Exhibit 2.1 ACTIVE 508204784.2 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER This Amendment No. 1 to the Agreement and Plan of Merger (this “Amendment”) is dated as of April 22, 2025, and is among Sayona Mining Limited, an Australian public company limited by shares (“Shock”), Shock MergeCo Inc., a Delaware corporation and a wholly owned subsidiary of Shock (“Merger Sub”), and Piedmont Lithium Inc., a Delaware corporation (“Power”). RECITALS WHEREAS, Shock, Merger Sub and Power are parties to that certain Agreement and Plan of Merger, dated as of November 18, 2024 (the “Merger Agreement”); WHEREAS, Shock and Power agreed in the Merger Agreement to cooperate in good faith to determine whether the Shock Ordinary Shares should be consolidated, and whether Shock should be renamed; WHEREAS, the Parties desire to enter into this Amendment No. 1 to amend the Merger Agreement to, among other things, try to effect the Shock Share Consolidation (as defined below) before the Effective Time, and make other changes to the Merger Agreement; WHEREAS, the amendments to the definition of “Exchange Ratio” in Section 1.1 of the Merger Agreement contemplated by this Amendment are in furtherance of, and consistent with, Section 3.1(c) of the Merger Agreement; and WHEREAS, in accordance with Section 9.12 of the Merger Agreement, the Parties desire to amend the Merger Agreement as set forth herein; NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Amendment, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shock, Merger Sub and Power agree as follows: AGREEMENT Section 1. Definitions. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement. Section 2. Amendments to the Merger Agreement. (a) The Parties hereby amend and restate the definitions of “Exchange Ratio”, “Nasdaq” and “Shock Ancillary Shareholder Matters” in Section 1.1 of the Merger Agreement to read as follows: ““Exchange Ratio” means (a) if the Shock Share Consolidation Effective Time has not occurred prior to the Effective Time, 527, and (b) if the Shock Share Consolidation Effective Time has occurred prior to the Effective Time, 3.5133.”; 2 ““Nasdaq” means The Nasdaq Stock Market LLC.”; and ““Shock Ancillary Shareholder Matters” means each of the matters set forth in Annex D.”. (b) The Parties hereby amend Section 1.1 of the Merger Agreement to add the following definitions in the alphabetical order: ““Conditions Satisfaction Date” means the date on which all of the conditions set forth in Article VII have been satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date).”; ““Shock Share Consolidation” means the consolidation of equity securities of Shock, including Shock Ordinary Shares, in accordance with Section 254H of the Corporations Act, at a ratio of 150:1, whereby, on an as converted fully-diluted basis, 150 Shock Ordinary Shares shall be converted into one Shock Ordinary Share, with any resulting fractional shares otherwise held by a shareholder of Shock rounded up to the nearest whole share.”; ““Shock Share Consolidation Effective Time” means the time Shock’s shareholders’ register has been updated to reflect the Shock Share Consolidation, or such earlier time with effect on and from which, in accordance with applicable Law or the practices of the ASX, the Shock Ordinary Shares issuable in the Merger are to be treated as issued and outstanding on a post-Shock Share Consolidation basis, and references to the Shock Share Consolidation being effected shall be construed accordingly.”; and ““Target Closing Date” means (a) if the Shock Share Consolidation has not been approved by the shareholders of Shock at the Shock Extraordinary General Meeting, the date that is the fifth (5th) Business Day following the Conditions Satisfaction Date or (b) if the Shock Share Consolidation has been approved by the shareholders of Shock at the Shock Extraordinary General Meeting, the date that is the earlier of (i) the later of (A) the second (2nd) Business Day following the date on which Shock’s shareholder’s register has been updated to reflect the Shock Share Consolidation, and (B) the second (2nd) Business Day following the Conditions Satisfaction Date, and (ii) the twentieth (20th) Business Day following the Conditions Satisfaction Date; provided, in each case of the foregoing clauses (a) and (b), that (1) if the Conditions Satisfaction Date has occurred on or before July 24, 2025, then the Target Closing Date shall be the earlier of (x) the date determined pursuant to the foregoing clause (a) or (b), as applicable, and (y) July 25, 2025, and (2) if the Conditions Satisfaction Date has occurred on or after July 25, 2025, but on or before August 17, 2025, then the Target Closing Date shall be the earlier of (x) the date determined pursuant to the foregoing clause (a) or (b), as applicable, and (y) August 18, 2025.”.

3 (c) The Parties hereby amend Section 2.2(a) of the Merger Agreement to read in its entirety as follows: “(a) The closing of the Merger (the “Closing”), shall take place no later than 5:00 p.m. (New York, New York time) on the Target Closing Date, or such other date and time as Shock and Power may agree in writing. The Closing shall be held at the offices of Baker Botts L.L.P. in New York, New York, or such other place as Shock and Power may agree in writing, or shall take place electronically by the mutual exchange of electronic (e.g., DocuSign or similar) or portable document format (.PDF) signatures. For purposes of this Agreement, “Closing Date” shall mean the date on which the Closing occurs.”. (d) The Parties hereby amend Section 2.6(a) of the Merger Agreement to delete the following sentence in its entirety: “At the Effective Time, Shock shall cause the Shock Board to have separate nomination committee and remuneration committee.”. (e) The Parties hereby amend and restate Section 2.7 of the Merger Agreement to read in its entirety as follows: “2.7 Name and Trading Symbol. (a) The Parties shall, subject to the requisite approval by the shareholders of Shock at the Shock Extraordinary General Meeting, cooperate in good faith to have Shock change its name to Elevra Lithium Limited. (b) If the change of Shock’s name to Elevra Lithium Limited is approved by the shareholders of Shock at the Shock Extraordinary General Meeting, then the Parties shall cooperate in good faith so that (i) the ticker symbol for Shock Ordinary Shares on the ASX shall be ELV and (ii) the ticker symbol for Shock ADSs on Nasdaq shall be ELVR. (c) If the change of Shock’s name to Elevra Lithium Limited is not approved by the shareholders of Shock at the Shock Extraordinary General Meeting, then the ticker symbol for Shock Ordinary Shares on the ASX shall remain SYA, and the Parties shall cooperate in good faith so that the ticker symbol for Shock ADSs on Nasdaq shall be SYAM or SYAL, or, in each case, such other ticker symbol or symbols as Shock and Power may agree.”. (f) The Parties hereby amend the first sentence of Section 3.2(a) of the Merger Agreement by adding “representing such number of Shock Ordinary Shares,” after “Shock ADSs” and before “as applicable”. (g) The Parties hereby amend and restate clause (ii) of the second sentence of Section 3.3(a) of the Merger Agreement to read in its entirety as follows: “(ii) authorize for issuance and distribution in accordance with Section 3.3(b)(iv) to the holders of Eligible Shares entitled to receive the Shock Ordinary Share Consideration, a number of Shock Ordinary Shares constituting at least the amount 4 necessary to satisfy the payment of the Merger Consideration to such holders pursuant to this Article III, and”. (h) The Parties hereby amend and restate Section 3.3(b)(iv) of the Merger Agreement to read in its entirety as follows: “(iv) Power CDIs. With respect to the Power CDIs representing Eligible Shares, Shock shall issue to holders of Power CDIs the Shock Ordinary Shares in the amounts determined pursuant to Sections 3.1(b)(i)(A) and 3.3(h) not later than on the Business Day immediately following the Closing Date and shall procure the delivery of such Shock Ordinary Shares in accordance with the ASX Settlement Rules.”. (i) The Parties hereby amend the first sentence of Section 5.2(c) of the Merger Agreement by adding “or (z) the Shock Share Consolidation,” after “in accordance with their terms,” and before “there are no outstanding”. (j) The Parties hereby delete the first sentence of Section 6.6(b) of the Merger Agreement in its entirety. (k) The Parties hereby amend Section 6.6 of the Merger Agreement by adding the following subsection (g): “(g) If the Shock Share Consolidation is approved by the shareholders of Shock at the Shock Extraordinary General Meeting in accordance with applicable Law and the Organizational Documents of Shock, the Parties shall cooperate in good faith to effect the Shock Share Consolidation prior to the Effective Time.”. (l) The Parties hereby amend and restate clause (A)(i) of the second sentence of Section 6.19 of the Merger Agreement to read in its entirety as follows: “that each Shock ADS under the ADR Facility shall represent and be exchangeable for (x) if the Shock Share Consolidation has not been effected prior to the Effective Time, 1,500 Shock Ordinary Shares, (y) if the Shock Share Consolidation has been effected prior to the Effective Time, ten Shock Ordinary Shares, or, (z) in each case of (x) and (y), such other number of Shock Ordinary Shares as determined by Shock, taking into account the Nasdaq listing rules requirements, subject to the approval of Power (such approval not to be unreasonably withheld)”. (m) The Parties hereby amend the Merger Agreement by adding an Annex D thereto, in the form attached to this Amendment as Annex D. Section 3. Remainder of the Merger Agreement. Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which shall continue to be in full force and effect. The Parties agree that this Amendment is not intended to, and does not, modify, alter or amend the intended relative ownership of Shock Ordinary Shares and Shock ADSs pursuant to the Merger Agreement

5 (disregarding this Amendment) immediately following the Effective Time by (a) holders of Shock Ordinary Shares immediately prior to the Effective Time, taken together as a group, on the one hand, and (b) holders of Power Common Stock and Power CDIs immediately prior to the Effective Time, taken together as a group, on the other hand. Unless the context otherwise requires, after the execution and delivery of this Amendment, any reference in the Merger Agreement to “this Agreement” shall mean the Merger Agreement as amended hereby. Section 4. General Provisions. The provisions of Article IX of the Merger Agreement are incorporated by reference into this Amendment and will apply mutatis mutandis to this Amendment. [Signature Pages Follow] [Signature Page to Amendment No. 1 to Merger Agreement] IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed by its respective officer thereunto duly authorized, all as of the date first written above. SAYONA MINING LIMITED By: /s/ Lucas Dow Name: Lucas Dow Title: Managing Director and Chief Executive Officer By: /s/ Dylan Darbyshire-Roberts Name: Dylan Darbyshire-Roberts Title: Company Secretary and General Counsel SHOCK MERGECO INC. By: /s/ Lucas Dow Name: Lucas Dow Title: President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Merger Agreement] PIEDMONT LITHIUM INC. By: /s/ Keith Phillips Name: Keith Phillips Title: President and Chief Executive Officer ANNEX D Shock Ancillary Shareholder Matters (a) issuance of Shock Ordinary Shares under the Closing Equity Raise; (b) the Shock Share Consolidation; (c) change of the name of Shock to Elevra Lithium Limited; (d) if determined appropriate by Shock, ratification of the prior issue of 1,250,000,000 Shock Ordinary Shares issued under the Shock Equity Raise; and (e) if determined appropriate by Shock, the increase of the total maximum aggregate directors’ fees payable to non-executive directors of Shock.